Exhibit 99 (a)

Bank of Granite Corporation
     News

For Release:	July 11, 2005

BANK OF GRANITE CORPORATION REPORTS INCREASED EARNINGS
FOR SECOND QUARTER AND SIX MONTHS

     Despite a rather fragile economy in its core market area, Bank of Granite Corporation (NASDAQ: GRAN) reported increased earnings for the second quarter and for the six month period, both ending June 30, 2005.

     For the second quarter, ending June 30, Bank of Granite Corporation (GRAN) reported diluted per share earnings of 30¢ per share vs. 24¢ for 2004, an increase of 25%. Net income for the quarter was $3,908,030 compared to $3,315,690 in 2004—an increase of 17.9%.

     For the six-month period, also ending June 30, 2005, net income was $7,093,267 vs. $6,307,017 for the first six months of 2004—an increase of 12.5%. On a per share basis, earnings for the first six months of 2005 were 53¢ vs. 46¢ for the comparable six-month period of 2004—an increase of 15.2%.

     Charles M. Snipes, President and CEO, said he was “proud to announce these improved earnings” and he expressed thanks to the entire Bank of Granite family for their hard work during the period. Snipes attributed the increase in earnings to loan growth and the Federal Reserve’s recent rise in short-term rates. The Fed has increased short-term interest rates nine times within the past year. The target Fed Funds rate is now 3 1/4%, up from 1 1/4% a year ago. He said he hoped earnings would show further improvement in future quarters as the economy strengthens and the bank’s newly opened offices become more profitable.

     Consolidated balance sheet data as of June 30, 2005, revealed total assets of $1,069,400,263 compared with $993,985,159 in 2004, a gain of 7.6%. Deposits of $833,453,066 were up 11.9%, from $744,540,551, and total loans of $814,518,341, compared with $740,931,727, an increase of 9.9%. All of these balance sheet numbers were all-time highs for the bank. Snipes said he expects cash dividends to increase for the 52nd consecutive year in 2005, a record for any banking company in the country.

     Bank of Granite Corporation is the parent company of Bank of Granite and Granite Mortgage, Inc. The bank operates 21 full-service banking offices in Caldwell, Catawba, and Burke counties—the “Unifour” area of North Carolina, and in Mecklenburg, Watauga, Forsyth and Wilkes counties. Granite Mortgage, headquartered in Winston-Salem, originates home mortgages in the Catawba Valley and the Central and Southern Piedmont regions of North Carolina, in addition to Boone, Wilkesboro, and Hilton Head, South Carolina. Bank of Granite Corporation has an estimated 6,900 shareholders with approximately 13,120,000 shares of common stock outstanding as of June 30, 2005. Its stock trades on the national NASDAQ Stock Market® under the symbol GRAN. The closing price of the stock on June 30, 2005 was $19.14.

* * * * *

Please see the attached “Financial Data” tables.
For further information, contact Kirby Tyndall, Chief Financial Officer at
Voice (828) 496-2026, Fax (828) 496-2010 or Internet: ktyndall@bankofgranite.com.

Bank of Granite Corporation, PO Box 128, Granite Falls, NC 28630	www.bankofgranite.com

Bank of Granite Corporation	Three Months Ended			Six Months Ended
Selected Financial Data	June 30,			June 30,
(in thousands except per share data)	2005	2004	% change	2005	2004	% change

Consolidated earnings summary:
Interest income, taxable equivalent	$16,602	$14,018	18.4%	$31,875	$27,694	15.1%
Interest expense	4,688	3,073	52.6%	8,764	6,152	42.5%

Net interest income, taxable equivalent	11,914	10,945	8.9%	23,111	21,542	7.3%
Taxable equivalent adjustment	289	340	-15.0%	599	705	-15.0%

Net interest income	11,625	10,605	9.6%	22,512	20,837	8.0%
Loan loss provision	892	1,104	-19.2%	2,122	2,349	-9.7%
Noninterest income	3,152	2,875	9.6%	5,610	5,524	1.6%
Noninterest expense	7,936	7,475	6.2%	15,252	14,683	3.9%

Income before income taxes	5,949	4,901	21.4%	10,748	9,329	15.2%
Income taxes	2,041	1,585	28.8%	3,655	3,022	20.9%

Net income	$3,908	$3,316	17.9%	$7,093	$6,307	12.5%

Earnings per share — Basic	$0.30	$0.25	20.0%	$0.54	$0.46	17.4%
Earnings per share — Diluted	0.30	0.24	25.0%	0.53	0.46	15.2%

Average shares — Basic	13,184	13,522	-2.5%	13,234	13,572	-2.5%
Average shares — Diluted	13,222	13,569	-2.6%	13,277	13,626	-2.6%

Consolidated balance sheet data at June 30:
Total assets				$1,069,400	$993,985	7.6%
Total deposits				833,453	744,541	11.9%
Loans (gross)				814,518	740,932	9.9%
Shareholders’ equity				140,567	140,077	0.3%

Consolidated average balance sheet data:
Total assets	$1,058,591	$987,822	7.2%	$1,045,362	$977,560	6.9%
Total deposits	805,296	731,425	10.1%	788,939	731,425	7.9%
Loans (gross)	807,808	732,768	10.2%	796,244	726,311	9.6%
Shareholders’ equity	139,973	140,739	-0.5%	140,431	141,613	-0.8%

Consolidated performance ratios:
Return on average assets*	1.48%	1.35%		1.37%	1.30%
Return on average equity*	11.20%	9.48%		10.19%	8.96%
Efficiency ratio	52.67%	54.09%		53.10%	54.25%

Consolidated asset quality data and ratios:
Nonaccruing loans				$5,599	$4,192	33.6%
Accruing loans 90 days past due				3,292	6,274	-47.5%
Nonperforming loans				8,891	10,466	-15.0%
Foreclosed properties				1,640	1,462	12.2%
Nonperforming assets				10,531	11,928	-11.7%
Allowance for loan losses				14,065	11,864	18.6%
Loans charged off				1,868	1,476	26.6%
Recoveries of loans charged off				147	191	-23.0%
Net loan charge-offs (recoveries)				1,721	1,285	33.9%

Net charge-offs to average loans*				0.44%	0.36%
Nonperforming loans to total assets				0.83%	1.05%
Allowance coverage of nonperforming loans				158.19%	113.36%
Allowance for loan losses to gross loans				1.73%	1.60%
Allowance for loan losses to net loans				1.76%	1.63%

Subsidiary earnings summary:
Bank of Granite
Net interest income	$10,908	$9,595	13.7%	$21,151	$19,066	10.9%
Loan loss provision	886	1,104	-19.7%	2,110	2,349	-10.2%
Noninterest income	2,111	1,895	11.4%	3,749	3,617	3.6%
Noninterest expense	6,141	5,538	10.9%	11,886	11,139	6.7%
Income taxes	1,975	1,492	32.4%	3,574	2,846	25.6%
Net income	4,017	3,356	19.7%	7,330	6,349	15.5%

Granite Mortgage
Net interest income	$801	$1,081	-25.9%	$1,509	$1,888	-20.1%
Loan loss provision	6	—	n/a	12	—	n/a
Noninterest income	1,041	980	6.2%	1,862	1,907	-2.4%
Noninterest expense	1,679	1,828	-8.2%	3,169	3,355	-5.5%
Income taxes	66	93	-29.0%	81	176	-54.0%
Net income	97	140	-30.7%	121	264	-54.2%

* Annualized based on number of days in the period.	More

Bank of Granite Corporation	Quarters Ended
Supplemental Quarterly Financial Data	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands except per share data)	2005	2005	2004	2004	2004

Consolidated earnings summary:
Interest income, taxable equivalent	$16,602	$15,273	$14,818	$14,100	$14,018
Interest expense	4,688	4,076	3,697	3,259	3,073

Net interest income, taxable equivalent	11,914	11,197	11,121	10,841	10,945
Taxable equivalent adjustment	289	311	321	321	340

Net interest income	11,625	10,886	10,800	10,520	10,605
Loan loss provision	892	1,230	1,412	1,678	1,104
Noninterest income	3,152	2,458	2,883	2,850	2,875
Noninterest expense	7,936	7,315	7,356	7,075	7,475

Income before income taxes	5,949	4,799	4,915	4,617	4,901
Income taxes	2,041	1,614	1,622	1,499	1,585

Net income	$3,908	$3,185	$3,293	$3,118	$3,316

Earnings per share — Basic	$0.30	$0.24	$0.25	$0.23	$0.25
Earnings per share — Diluted	0.30	0.24	0.25	0.23	0.24

Average shares — Basic	13,184	13,285	13,352	13,426	13,522
Average shares — Diluted	13,222	13,323	13,401	13,468	13,569

Consolidated ending balance sheet data:
Total assets	$1,069,400	$1,039,124	$1,032,238	$1,004,006	$993,985
Total deposits	833,453	795,929	749,862	772,672	744,541
Loans (gross)	814,518	792,509	778,137	753,335	740,932
Shareholders’ equity	140,567	139,922	141,016	140,993	140,077

Consolidated average balance sheet data:
Total assets	$1,058,591	$1,032,133	$1,016,830	$1,000,136	$987,822
Total deposits	805,296	772,582	759,430	763,643	738,039
Loans (gross)	807,808	784,679	762,644	745,999	732,768
Shareholders’ equity	139,973	140,889	140,756	140,111	140,739

Consolidated performance ratios:
Return on average assets*	1.48%	1.25%	1.29%	1.24%	1.35%
Return on average equity*	11.20%	9.17%	9.31%	8.85%	9.48%
Efficiency ratio	52.67%	53.57%	52.53%	51.68%	54.09%

Consolidated asset quality data and ratios:
Nonaccruing loans	$5,599	$6,791	$6,634	$5,533	$4,192
Accruing loans 90 days past due	3,292	4,211	4,227	3,927	6,274

Nonperforming loans	8,891	11,002	10,861	9,460	10,466
Foreclosed properties	1,640	1,790	1,280	1,352	1,462

Nonperforming assets	10,531	12,792	12,141	10,812	11,928

Allowance for loan losses	14,065	13,970	13,665	12,801	11,864

Loans charged off	851	1,017	688	875	920
Recoveries of loans charged off	55	92	139	135	96

Net loan charge-offs (recoveries)	796	925	549	740	824

Net charge-offs to average loans*	0.40%	0.48%	0.29%	0.39%	0.45%
Nonperforming loans to total assets	0.83%	1.06%	1.05%	0.94%	1.05%
Allowance coverage of nonperforming loans	158.19%	126.98%	125.82%	135.32%	113.36%
Allowance for loan losses to gross loans	1.73%	1.76%	1.76%	1.70%	1.60%
Allowance for loan losses to net loans	1.76%	1.79%	1.79%	1.73%	1.63%

Subsidiary earnings summary:
Bank of Granite
Net interest income	$10,908	$10,243	$9,960	$9,728	$9,595
Loan loss provision	886	1,224	1,406	1,676	1,104
Noninterest income	2,111	1,637	1,870	1,926	1,895
Noninterest expense	6,141	5,743	5,516	5,401	5,538
Income taxes	1,975	1,599	1,523	1,417	1,492
Net income	4,017	3,314	3,385	3,160	3,356

Granite Mortgage
Net interest income	$801	$708	$926	$859	$1,081
Loan loss provision	6	6	6	2	—
Noninterest income	1,041	820	1,014	924	980
Noninterest expense	1,679	1,489	1,693	1,579	1,828
Income taxes	66	15	99	82	93
Net income	97	24	148	122	140

* Annualized based on number of days in the period.

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